EXHIBIT 99.1

PRESS RELEASE

Contact:	Robert E. Wheaton
President, CEO
Star Buffet, Inc.
(480) 425-0397

FOR IMMEDIATE RELEASE:  Friday, February 1, 2008

STAR BUFFET, INC. COMPLETES PURCHASE

OF CERTAIN BARNHILL’S BUFFET RESTAURANTS

SCOTTSDALE, AZ — February 1, 2008 — Star Buffet, Inc. (NASDAQ: STRZ) announced today that its wholly-owned Star Buffet Management, Inc. subsidiary completed the previously announced acquisition of sixteen (16) Barnhill’s buffet restaurants located in Alabama (1), Arkansas (1), Florida (4), Louisiana (3), Mississippi (4) and Tennessee (3).  Additionally, the Company continues to negotiate the purchase of additional Barnhill’s buffet restaurants.

Safe Harbor Statement

Statements that are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties, and actual results could vary materially from the descriptions contained herein due to many factors, including, but not limited to, product demand and market acceptance risks, the effect of economic conditions, the impact of competitive products and pricing, the results of financing efforts, implementation of the Company’s acquisition and strategic alliance strategy, the effect of the Company’s accounting policies and other risks detailed in the Company’s Form 10-K for its fiscal year ended January 29, 2007, and other filings with the Securities and Exchange Commission.  Copies of all of the Company’s filings with the SEC are available to the public on the SEC’s web site at http://www.sec.gov.  The Company undertakes no obligation to update any forward-looking statements.

About Star Buffet

Star Buffet is a multi-concept restaurant operator.  As of February 1, 2008, Star Buffet, through its subsidiaries, operates 16 Barnhill’s Buffet restaurants, 12 franchised HomeTown Buffets, seven JB’s Family restaurants, five Whistle Junction restaurants, four BuddyFreddys restaurants, three 4B’s restaurants, three Holiday House Family restaurants, three Western Sizzlin restaurants, two K-BOB’S Steakhouses, two JJ North’s Country Buffet, one Pecos Diamond Steakhouse, one Bar H Steakhouse and one Casa Bonita Mexican theme restaurant.

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